EX-99.B-77Q1

SUB-ITEM 77Q1(a): Amendments to Registrant's Charter:

ARTICLES SUPPLEMENTARY
TO
ARTICLES OF INCORPORATION
OF
WADDELL & REED ADVISORS SELECT FUNDS, INC.

Waddell & Reed Select Funds, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Maryland, having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter referred to as the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That the Articles of Incorporation of the Corporation are hereby amended, effective June 2, 2008, by replacing the name Waddell & Reed Advisors Select Funds, Inc. Dividend Income Fund with Waddell & Reed Select Funds, Inc. Dividend Opportunities Fund.

         SECOND: That the amendment contained therein was approved by a majority of the Board of Directors of the Corporation and is limited to changes permitted under Section 2-605(a)(4) of the Maryland General Corporation Law to be made without action by the shareholders of the Corporation.

THIRD: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, the undersigned Secretary of the Corporation hereby executes these Articles Supplementary on behalf of the Corporation this 28th day of May, 2008.

Waddell & Reed Advisors Select Funds, Inc.

/s/Mara D. Herrington
Mara D. Herrington, Secretary

(Corporate Seal)

Attest:	/s/Kristen A. Richards
Kristen A. Richards, Assistant Secretary

The undersigned, Secretary of Waddell & Reed Advisors Select Funds, Inc. who executed on behalf of said Corporation the foregoing Articles Supplementary, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the act of said Corporation and further certifies that, to the best of her knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

By: /s/Mara D. Herrington
Mara D. Herrington, Secretary